Exhibit 10.33

                                 LEASE AGREEMENT

THIS Lease dated effective April 28, 2000 is by and between:

                  CASS MILL NURSERIES, INC. a company incorporated under the laws of the State of Ohio, having an office at 6905 Middle Ridge Road, Madison, Ohio, 44052.

                  ("Landlord")

AND

                  NAPRO BIOTHERAPEUTICS, INC., a company incorporated under the laws of the State of Delaware, having an office at 6304 Spine Road, Unit A, Boulder, Colorado, 80301

                  ("Tenant")


                                   BACKGROUND

A. The Landlord is the registered owner of lands located in City of Madison, County of Lake and State of Ohio.

B. The Landlord has agreed to lease the lands to the Tenant on the terms and conditions set out below.


                                   AGREEMENTS

         For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties covenant and agree as follows:

                                     PART 1

                                   DEFINITIONS

1.1      Defined Terms.  In this Lease:

         (a)      "Basic Rent" has the meaning set out in paragraph 3.1;
         (b) "Lands" means ten (10) acres, as described in Schedule 1, subject to amendment from time to time in accordance with paragraph 2.3;
         (c)      "Removed Lands" has the meaning given it in paragraph 2.3;
         (d) "Term" means the term of fifteen (15) years commencing on April 10, 2000 ("Commencement Date") and ending on April 10, 2015.
         (e) "Lease Year" means any term of one (1) year commencing on any anniversary date of the Effective Date of this Lease and continuing for one (1) year from that date.

                                     PART 2

                                 DEMISE AND TERM

2.1 Demise. The Landlord leases the Lands to the Tenant for the Term, and the Tenant leases the Lands from the Landlord for the Term, subject to the terms of this Lease.

2.2 Early Termination. If the Tenant wishes to terminate this Lease prior to the expiration of the Term, it may do so provided the Tenant gives written notice of termination to the Landlord sixty (60) days prior to the end of any Lease Year.

2.3 Lands. The Tenant shall have the right to decrease the acreage comprising the Lands provided that the Tenant gives written notice sixty (60) days prior to the end of any Lease Year, such notice to include a revised Schedule 1 reflecting that portion of the Lands to be removed for the purposes of this Lease ("Removed Lands");

                                     PART 3

                                 RENT AND TAXES

3.1 Rent. During the Term the Tenant will pay to the Landlord, except as provided in 2.3 above, at such place as the Landlord designates in writing, and without deduction, set off or abatement whatsoever, basic rent of ____________ ("Basic Rent") for each year, payable annually in advance. On the effective date of any deletion of Removed Lands in accordance with 2.3 above the Basic Rent will abate in the proportion that the Removed Lands bears to the whole of the Lands.

3.2 Property Taxes. The Landlord will pay promptly when due all taxes, rates, duties, levies and assessments imposed or assessed against the Lands or upon the Landlord in respect of the Lands.

3.3 Business Taxes. The Tenant will pay promptly when due all taxes, rates, duties, levies and assessments which have been attracted by the Tenant's improvements and equipment (if any), and all corporate, income, profit or excess profit taxes, sales tax or business tax by whatever name called assessed upon the Tenant.

                                     PART 4


                      USE OF PREMISES AND TENANT COVENANTS

4.1 Permitted Use. The Tenant may use the Premises for the purpose of yew tree or other plantation and the Tenant will not use the Lands or permit them to be used for any other purpose without the Landlord's prior written consent which may not be withheld unreasonably.

4.2 Tenant Covenants. Subject to paragraph 4.3, the Tenant agrees as follows:

         (a) to occupy the Lands in compliance with all laws (including without limitation all environmental laws), ordinances, rules and regulations of governmental authorities. Tenant hereby reserves the right to contest enforcement of any such governmental regulations.

         (b)      to keep the Lands in a clean and orderly condition; and

         (c)      not to commit or permit to be committed waste upon the Lands.

4.3 Cass Mill Nurseries, Inc. Notwithstanding any provision in this Lease, the Landlord acknowledges and agrees that to the extent Landlord or any other affiliate of the Landlord is performing management services on behalf of the Tenant, the Tenant will not be responsible for any act of Landlord or such affiliate that is in violation of the covenants in this Lease.

4.4 Quiet Enjoyment. Subject to the observance and performance by the Tenant of all its obligations under this lease, the Tenant may use the Lands in accordance with the provisions of this Lease.

                                     PART 5

                             INSURANCE AND INDEMNITY

5.1 Tenant's Insurance. The Tenant at its expense will provide and maintain in force during the Term commercial general liability insurance concerning the Lands and the Tenant's business of not less than five million dollars ($5,000,000) or in such other amount as may be reasonably required by the Landlord; the insurance will include, without limitation, liability for personal injury or death, contractual liability, property damage and contingent employer's liability. Tenant is entitled to provide such coverage under the terms of its general corporate insurance and does not have to provide and maintain a separate insurance policy covering the Lands.

5.2 Landlord's Right to Insure. If the Tenant does not provide or maintain in force the insurance required under this Lease or provide proof of the insurance when requested by the Landlord, the Landlord may take out the necessary insurance and pay the premiums, and the Tenant will pay to the Landlord as additional rent the amount of such premium on the next succeeding rental payment date.

5.3 Acts Conflicting with Insurance. The Tenant will not do or permit to be done any act or thing which may render void or conflict with any policy of insurance, by which the Lands are insured. If any such policies are cancelled or reduced, or threatened to be cancelled or reduced, by reason of any act or omission of the Tenant, the Landlord will have the right at its option to place such insurance at the expense of the Tenant and to remedy the circumstances which may prevent the issuance of the insurance. If the premium paid in respect of any policy is increased by any act or omission of the Tenant, the Tenant will pay to the Landlord at the Landlord's option on the next succeeding rental payment date the amount by which the premium has been increased as additional rent. All of the remedies of the Landlord in this paragraph may be taken without limiting or affecting any other right or remedy in this Lease.

5.4 Indemnity. The Tenant will indemnify the Landlord and save it harmless from and against all claims, actions, damages, liabilities, costs and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Lands, or use of the Lands, or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees to the extent that such act is arising out of the negligence, willful conduct, act, or omission of the Tenant, its officers, employees, agents, customers, contractors, or other invitees. The indemnification obligation under this Part 5.4 shall not apply to any contributory negligence of the indemnified party. The provisions of this paragraph will survive the expiry or sooner termination of this Lease.

5.5 Force Majure. In the event that either party"s performance of its obligations under this Lease shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, shortage of material, accident, fire, delay or destruction of means of transport or other disaster, provided that the affected party shall have used its reasonable efforts to avoid or remove the cause of such nonperformance, then such affected party"s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. The affected party shall continue performance under this Lease using its best efforts as soon as such cause is removed.

                                     PART 6

                 MAINTENANCE, REPAIRS, ALTERATIONS AND FIXTURES

6.1 Tenant's Maintenance and Repairs. Subject to paragraph 4.3, the Tenant will at its cost: reimburse the Landlord within ninety (90) days for the repair of any damage caused to any part of the Lands caused by or through the wilful act, negligence or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees; and immediately discharge any liens and other encumbrances filed at any time against the Lands by reason of any act of the Tenant, its officers, employees, agents, customers, contractors or other invitees, and if the Tenant fails to do so the Landlord may at its option pay into Court the amount required to obtain a discharge of any such lien and any amount so paid including costs and disbursements on a solicitor client basis will be payable as additional rent; the Tenant acknowledges that the Landlord may file a notice of interest in the applicable land title office under the provisions of the Builders Lien Act or any legislation in amendment or substitution thereof evidencing that the Landlord is not responsible for the Tenant's improvements (if any); the Tenant reserves the direct right to contest the filing of such lien; and the Tenant agrees to cooperate with the Landlord in respect of the same and, if necessary, to execute and deliver all other instruments and take any actions necessary to give effect to the same.

                                       3
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6.2 Alterations, Installations and Fixtures. The Tenant may make alterations, repairs, installations, removals, improvements or install any fixtures or leasehold improvements in or about the Lands with the Landlord's prior written consent, such consent not to be withheld unreasonably. Any alterations, repairs, installations, removals, improvements or leasehold improvements in or about the Lands made by the Tenant shall remain the property of the Tenant upon the expiration or termination of this Lease.

6.3 Removal of Leasehold Improvements. Upon expiry or earlier termination of this Lease, in spite of the provisions of paragraph 6.2 the Tenant will, at its expense, remove from the Lands all yew trees, leasehold improvements, fixtures, furniture and equipment.

                                     PART 7

                            ASSIGNMENT AND SUBLETTING

7.1 Landlord's Consent. The Tenant may assign, mortgage, or encumber this Lease in whole or in part, sublease all or any part of the Lands or permit them to be used or occupied by any other person (collectively "Transfer") at its sole discretion without the prior written consent of the Landlord.

7.2 Assignment by Landlord. If the Landlord sells or otherwise transfers an interest in the Lands or this Lease, in whole or in part, to the extent that the transferee is responsible for compliance with the obligations of the Landlord under this Lease, the Landlord without further written agreement will be released from all of its obligations in this Lease other than the indemnity provisions of this Lease applicable to the Landlord and the covenants of the Landlord hereunder. So long as the Culture Agreement between Landlord and Tenant is still effective, the Landlord may not sell or otherwise transfer an interest in the Land or this Lease, in whole or in part, unless the transferee third party agrees in writing to comply with the obligations of the Landlord under this Lease.

                                     PART 8

                                STATUS STATEMENT

8.1 Status Statement. Once per Calendar Year, as requested by the Landlord, its mortgagee, or the Tenant, the Landlord or Tenant will provide within thirty (30) days thereafter a certificate in writing as to the status of the Lease, including whether it is in full force and effect, is modified or unmodified, confirming the rental payable and the state of accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as may be reasonably required.

                                     PART 9

                                     DEFAULT

9.1      Tenant's Default.  If:

         (a) the Tenant fails to pay any rent or any other amount owing under this Lease within thirty (30) days following written notice of demand by Landlord;

         (b) the Tenant fails to observe or perform any of its other obligations under this Lease and the Tenant has not, within thirty (30) days after notice from the Landlord specifying the default, cured the default or, if the cure reasonably requires a longer period, if the Tenant has not commenced to cure the default within the thirty (30) day period and thereafter does not diligently pursue the cure of such default;


the Landlord, in addition to any other right or remedy, may do any or all of the following:

         (c) re-enter and remove all persons and property from the Premises, and the property may be removed and stored elsewhere. Landlord must first give service of notice to Tenant before any re-entry occurs. Landlord acknowledges that failure to serve notice before re-entry is grounds for trespass and liability for losses.

         (d)      terminate this Lease and all of the Tenant's rights under it;
and


9.2      Bankruptcy.  If:

         (a) a receiver is appointed to control the conduct of the business of the Tenant on or from the Premises;

         (b) the Tenant becomes bankrupt or insolvent or takes the benefit of any legislation in force for bankrupt or insolvent debtors;

         (c) proceedings are instituted for the winding-up or termination of the corporate existence of the Tenant;

         (d) the Lease or the Tenant's assets are taken under a writ of execution or security instrument;

then this Lease, at the option of the Landlord, may be immediately terminated according to 9.1 (d) herein.

9.3      Right to Relet.

         (a) If the Landlord re-enters, it may at its option, without terminating the Tenant's rights, relet the Lands, or any part, as the Tenant's agent for such period of time and at such rent and on such other terms as the Landlord wishes;

         (b) Upon reletting, all rent and monies received by the Landlord will be applied, first to the payment of indebtedness other than rent due from the Tenant to the Landlord, second to the payment of costs and expenses of the reletting including brokerage and legal expenses, and third to the payment of rent due and unpaid under this Lease. The residue, if any, will be applied to the payment of future rent as it becomes due and payable.

         (c) If at any time the rent received from the reletting is less than the rent to be paid under this Lease, the Tenant will pay the deficiency to the Landlord to be calculated and paid annually.

9.4 Re-entry. No re-entry or entry will be construed as an election by the Landlord to terminate this Lease unless a written notice of intention to terminate is given to the Tenant.

9.5 Landlord Perform Tenant's Covenants. If Tenant fails to perform an obligation relating to an event of default existing under this Lease, the Landlord may perform the obligation and may enter the Lands without notice and do everything the Landlord considers reasonably necessary. The Tenant will pay as rent all costs and expenses incurred by the Landlord. The Landlord will not be liable for any loss or damages resulting from negligence or otherwise resulting from such action.

9.6 Damages. If the Landlord terminates this Lease then in addition to other remedies, it may recover from the Tenant all costs incurred and damages suffered including the cost of recovering the Premises, professional fees and disbursements paid, and the worth at the time of termination of the excess, if any, of (i) the amount of rent and charges equivalent to rent for the remainder of the term over (ii) the then reasonable rental value of the Premises for the remainder of the Term calculated on a present value basis, all of which amounts will be immediately due and payable.

                                     PART 10

                               ACCESS BY LANDLORD

10.1 Access and Entry. The Landlord and its agents may enter the Lands at any reasonable time with the prior written or oral consent of the Tenant to examine them and show them to a prospective purchaser or mortgagee.

                                     PART 11

                                  MISCELLANEOUS

11.1 Holding Over. If the Tenant holds over after the expiration of the term, and the Landlord accepts rent, there is no tacit renewal of this Lease, and the Tenant will be considered to be occupying the Lands as a Tenant from month to month at a rental, payable in advance on the first day of each month, equal to one hundred and twenty five percent (125%) of one twelfth of the annual installment of Basic Rent payable by the Tenant for the last lease year of the Term, and otherwise all terms and conditions of this Lease are applicable.

11.2 Relationship of Parties. Nothing contained in this Lease shall be construed so as to operate or to place any party hereto in the relationship of employee or agent or joint venturer or legal representative of the other party. It is hereby expressly agreed and acknowledged that each of the parties hereto is an independent contracting party which does not have the authority or power for or on behalf of the other party hereto to enter into any contract to incur debts, to accept money, to assume any obligations or to make any warranties or representations whatsoever.

11.3 Interpretation. Where the context requires, the singular includes the plural and vice versa, and the masculine, feminine and neuter include each other. If two or more individuals or entities compose the Tenant, the liability of each under this Lease is joint and several.

11.4 Registration. This Lease will not be registered in the Land Title Office and the Landlord will not be required to deliver it in registrable form.

11.5 No Waiver. The waiver by either Party of a breach or a default of any provision of this Lease by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provisions, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

11.6 Notices. Any notice to be given under this Lease will be considered to be given to the Tenant if delivered by hand to Kai Larson, VP, General Counsel at 6304 Spine Road, Unit A, Boulder, Colorado, 80301, or if mailed by prepaid registered or certified post to the named individual at the given address. Any notice to be given under this Lease will be considered to be given to the Landlord if delivered by hand to the Landlord or a responsible representative of the Landlord at 6905 Middle Ridge Road, Madison, Ohio 44052, or if mailed by prepaid registered post to the same address.

11.7     Time of Essence.  Time will be of the essence in this Lease.

11.8 Remedies. The parties hereto shall be entitled to enforce their rights under this Lease specifically, to recover damages and costs (including reasonable attorneys" fees) caused by any breach of any provision of this Lease and to exercise all other rights existing in their favour. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Lease and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Lease.

11.9 Severance. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Lease shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
11.10 Complete Lease. This Lease and the Culture Agreement of July 26, 1997 which have been executed by Landlord and Tenant embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.11 No Modification. Any modification, alteration, change or variation in any provision of this Lease shall be only made in a writing that refers to this Lease executed by both parties.

11.12 Successors. Except as otherwise provided herein, this Lease shall bind and inure to the benefit of an be enforceable by the Landlord, and the Tenant, and their respective heirs and assigns.

11.13 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether State of Ohio or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Ohio.

11.14 Interpretation. Headings and captions in this Lease are for ease of reference only and shall not be used to interpret this Lease. The language of this Lease shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either Party hereto.

11.15 Counterparts. This Lease shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Lease may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the date first written above.


CASS MILL NURSERIES, INC.
By:

John Cassell
Authorized Signatory



NAPRO BIOTHERAPEUTICS, INC.
By:

Gordon Link
VP, Chief Financial Officer
Authorized Signatory